UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2003

Hartman Commercial Properties REIT

(Exact name of registrant as specified in its charter)

Texas	000-50256	76-0594970
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 W. Sam Houston Parkway N., Suite 100

Houston, Texas 77043

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (713) 467-2222

Item 9.   Regulation FD Disclosure

                On November 4, 2003, the registrant issued its quarterly newsletter to the holders if its common shares of beneficial interest, par value $.001 per share.  The quarterly newsletter is attached as Exhibit 99.1 and incorporated by reference herein.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and is deemed to have been furnished pursuant to Item 9 and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMAN COMMERCIAL PROPERTIES REIT

Dated: November 4, 2003	By:	/s/ Robert W. Engel
Name: Robert W. Engel
Title: Chief Financial Officer